Exhibit 99.1

NEWS	Contact	Frontier Airlines, Inc.
FOR IMMEDIATE RELEASE	Joe Hodas	Frontier Center One
	Frontier Airlines	7001 Tower Road
	720-374-4504	Denver, CO 80249
	jhodas@flyfrontier.com	P 720.374.4200 F 720.374.4375
frontierairlines.com

Frontier Airlines Announces Plan to Form Holding Company

DENVER (Jan. 31, 2006) – Frontier Airlines, Inc. (NASDAQ: FRNT) today announced that its board of directors has approved a plan of reorganization to form a Delaware holding company.  The plan of reorganization provides that Frontier Airlines, Inc., a Colorado corporation, will become a wholly-owned subsidiary of Frontier Airlines Holdings, Inc., a Delaware corporation, and the current shareholders of Frontier Airlines will become stockholders of Frontier Airlines Holdings with the same number and percentage of shares of Frontier Airlines Holdings as they hold of Frontier Airlines prior to the reorganization.  The common stock of Frontier Airlines Holdings, Inc. is expected to continue to trade on the Nasdaq National Market under the symbol “FRNT” after the reorganization.  Frontier Airlines expects that the reorganization will be tax-free to its existing shareholders.

The plan of reorganization requires the approval of Frontier Airlines’ shareholders.  Frontier Airlines has tentatively scheduled a special meeting of shareholders for March 27, 2006, at which the approval of the reorganization will be submitted for shareholder approval.  A registration statement relating to the issuance of Frontier Airlines Holdings common stock in the reorganization has been filed with the SEC but has not yet become effective.  Frontier Airlines Holdings may not issue shares of its common stock prior to the time the registration statement becomes effective, and the timing of the special meeting of Frontier’s shareholders will depend on the timing of the registration statement being declared effective by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Frontier

Currently in its 12th year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport, employing approximately 4,600 aviation professionals. With 49 aircraft and the youngest Airbus fleet in North America, Frontier Airlines offers 24 channels of DIRECTV®

service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with Frontier JetExpress operated by Horizon Air, Frontier Airlines operates routes linking its Denver hub to 47 destinations in 28 states spanning the nation from coast to coast and to seven cities in Mexico. Frontier Airlines’ maintenance and engineering department has received the Federal Aviation Administration’s highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for six consecutive years. In July 2005, Frontier ranked as one of the “Top 10 Domestic Airlines” as determined by readers of Travel & Leisure magazine. Frontier Airlines provides capacity information and other operating statistics on its Web site, which may be viewed at www.frontierairlines.com.

Legal Notice Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward- looking statements.  Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated.  Some of the factors that could significantly impact the forward-looking statements in this press release are discussed in our reports filed with the Securities and Exchange Commission.  Any forward-looking statement is qualified by reference to these risks and factors.  These risks and factors are not exclusive, and Frontier Airlines undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.  Additional information regarding these and other factors may be contained in Frontier Airlines’ SEC filings, including without limitation, Frontier Airlines’ Form 10-K for its fiscal year ended March 31, 2005 and Current Report on Form 8-K filed on November 29, 2005.  Frontier Airlines’ filings are available from the Securities and Exchange Commission or may be obtained on the Frontier Airlines’ website at www.frontierairlines.com.

Once the registration statement relating to the proposed reorganization is declared effective, interested persons may obtain a copy of the joint proxy statement/prospectus from Frontier Airlines, 7001 Tower Road, Denver, Colorado, 80249.  Interested persons may obtain copies of the documents Frontier Airlines and Frontier Holdings file with the SEC in connection with the proposed reorganization free of charge on the SEC’s web site at www.sec.gov.  Investors should read the joint proxy statement/prospectus carefully when it is available because it will contain important information about the proposed reorganization.

Frontier Airlines and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Frontier Airlines’ shareholders in connection with the proposed reorganization.  Information concerning Frontier Airlines’ directors and executive officers is set forth in Frontier Airlines’ proxy statement dated July 29, 2005, for Frontier Airlines’ 2005 Annual Meeting of Shareholders, filed by Frontier Airlines with the SEC.